Page 1      Biogen Idec Reports First Quarter 2007 Results
Exhibit 99.1
Media Contact:
Jose Juves
Director, Public Affairs
Biogen Idec
Tel: (617) 914-6524
Investment Community Contact:
Elizabeth Woo
Vice President, Investor Relations
Biogen Idec
Tel: (617) 679-2812
FOR IMMEDIATE RELEASE
Biogen Idec Reports First Quarter 2007 Results
Cambridge, MA, May 2, 2007 — Biogen Idec Inc. (NASDAQ: BIIB), a global biotechnology leader in the discovery, development, manufacturing, and commercialization of innovative therapies, today reported its first quarter 2007 results.
First Quarter 2007 Highlights:
•	First quarter revenues were $716 million, an increase of 17% from $611 million in the prior year, driven primarily by AVONEX® (interferon beta-1a) sales up 14% to $449 million and RITUXAN® (rituximab) revenues from the unconsolidated joint business arrangement up 13% to $207 million.
•	On a reported basis, calculated in accordance with accounting principles generally accepted in the U.S. (GAAP), first quarter 2007 diluted earnings per share (EPS) were $0.38, an increase of 6% from $0.36 in the first quarter of 2006. GAAP net income for the quarter was $132 million, an increase of 7% from $123 million in the prior year.
•	First quarter 2007 non-GAAP diluted EPS were $0.59, an increase of 7% over non-GAAP diluted EPS of $0.55 in the first quarter 2006. Non-GAAP net income for the first quarter was $202 million, an increase of 7% over non-GAAP net income of $189 million in the first quarter of 2006. These non-GAAP results exclude purchase accounting and merger-related accounting impacts, stock option expense, and other items.

Page 2      Biogen Idec Reports First Quarter 2007 Results
•	Global in-market net sales of TYSABRI® (natalizumab) in the first quarter of 2007 were $48 million. Based on our collaboration structure with Elan, Biogen Idec recognized revenue of $30 million related to TYSABRI in the first quarter of 2007.
“Overall, the first quarter results met our expectations. Especially notable are the corporate market share gains in the multiple sclerosis market and the steady growth of TYSABRI sales,” said James Mullen, Biogen Idec’s Chief Executive Officer.
Financial Performance
On a reported basis, calculated in accordance with GAAP, Biogen Idec reported net income of $132 million (or diluted EPS of $0.38) in the first quarter of 2007.
On a non-GAAP basis, Biogen Idec reported net income of $202 million in the first quarter of 2007. Non-GAAP diluted EPS were $0.59 for the first quarter of 2007.
The reconciling items between GAAP net income and diluted GAAP EPS and adjusted non-GAAP net income and diluted non-GAAP EPS in the first quarter, as itemized in Table 3 within this press release, were primarily as follows:
•	Pre-tax charges of $60 million for the amortization of intangibles relating to the 2003 Biogen and Idec merger, the 2006 acquisitions of Conforma and Fumapharm, and the 2007 acquisition of Syntonix;
•	Pre-tax in-process Research & Development charge of $18 million related to the acquisition of Syntonix;
•	Pre-tax share-based compensation expense under SFAS No. 123R of $9 million (or $0.02 per share); and
•	Tax benefit of $17 million relating to the pre-tax items listed above.
Revenue Performance
Revenues from AVONEX, Biogen Idec’s therapy for patients with relapsing forms of multiple sclerosis (MS), increased 14% in the first quarter to $449 million. U.S. sales increased 16% to $270 million and international sales increased 11% to $179 million.
Revenues for the first quarter 2007 included $207 million from Biogen Idec’s joint business arrangement related to RITUXAN, a treatment for certain B-cell non-Hodgkin’s lymphomas (NHL) and rheumatoid arthritis (RA) that Biogen Idec co-promotes in the U.S. with Genentech, Inc. All U.S. sales of RITUXAN are recognized by Genentech, and Biogen Idec records its share of the pretax co-promotion profits. U.S. net sales of RITUXAN were $535 million in the first quarter (Q1 2006: $477 million), as reported by Genentech.
During the first quarter of 2007, Biogen Idec recognized revenue of $30 million related to TYSABRI. This amount is comprised of:
•	$17.0 million related to product sold through Elan in the U.S. (based on $35.7 million of in market sales); and
•	$12.7 million related to product sold by Biogen Idec in Europe.

Page 3      Biogen Idec Reports First Quarter 2007 Results
As of mid-April 2007, approximately 12,500 patients have been prescribed TYSABRI worldwide. Over 10,000 patients are on TYSABRI therapy worldwide in the commercial and clinical trials settings.
•	In the US, approximately 6,600 patients are on TYSABRI therapy commercially. Approximately 10,000 patients have enrolled in the TOUCH program and 1,500 physicians have enrolled patients.
•	In the EU, approximately 2,500 patients have received TYSABRI infusions commercially, mostly in Germany and the Nordic countries.
•	In clinical trial settings, over 1,000 patients are on TYSABRI therapy.
Revenues from other products in the first quarter of 2007 were $6 million (Q1 2006: $13 million). Biogen Idec did not recognize any revenue in Q1 2007 related to sales of FUMADERM® (fumaric acid esters). In connection with the acquisition of Fumedica’s distribution rights, Biogen Idec expects to record FUMADERM revenues starting in the second quarter 2007 following Biogen Idec’s takeover of distribution rights. Prior year revenues included AMEVIVE®(alefacept), which has since been divested.
Table 4 provides individual product revenues.
Royalties were $23 million and $21 million in the first quarter 2007 and 2006, respectively.
Share Repurchase Program
Biogen Idec did not repurchase any shares in first quarter 2007 under the 20 million share repurchase program authorized by Biogen Idec’s Board of Directors in October 2006.
Financial Guidance
•	Biogen Idec reiterated guidance for the full year 2007, including:
•	Total revenue growth of mid-teens percentage over 2006;
•	Non-GAAP diluted EPS in the range of $2.50 – $2.65. This non-GAAP diluted EPS estimate excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects;
•	GAAP diluted EPS in the range of $1.69 – $1.84, excluding any future acquisitions or other transactions.
See Biogen Idec’s full year 2006 earnings press release for additional financial guidance details.
Recent Highlights
•	On January 9th, Biogen Idec announced the initiation of the Phase III clinical program for BG-12, an oral fumarate in development for relapsing-remitting MS. The DEFINE and CONFIRM trials are two-year, randomized, multi-center, double-blind, placebo-controlled, dose-comparison studies to determine the safety and efficacy of BG-12 in subjects with relapsing-remitting MS.

Page 4      Biogen Idec Reports First Quarter 2007 Results
•	On January 25th, Biogen Idec announced the initiation of a Phase III randomized, double-blind study of an investigational anti-CD80 monoclonal antibody, galiximab, for patients with lymphoma. The TARGET trial will compare treatment with galiximab in combination with RITUXAN to RITUXAN in combination with placebo in patients with follicular NHL that has relapsed or failed to respond to initial therapy.
•	On January 31st, Biogen Idec completed its acquisition of Syntonix Pharmaceuticals. Syntonix will continue to focus on discovering and developing long-acting therapeutic products to improve treatment regimens for chronic diseases, and has multiple pre-clinical programs in hemophilia. The $44 million purchase price is subject to increase to as much as $124 million if certain development milestones with respect to Syntonix’s lead product, long acting recombinant Factor IX, are achieved.
•	On February 7th, Biogen Idec announced the initiation of a randomized, controlled, registration trial of an investigational anti-CD23 monoclonal antibody, lumiliximab, for patients with chronic lymphocytic leukemia (CLL). The LUCID trial will compare treatment with lumiliximab in combination with fludarabine, cyclophosphamide, and RITUXAN (FCR), an emerging standard of care, to FCR alone.
•	On March 12th, Biogen Idec and partner PDL BioPharma, Inc. announced that the ongoing CHOICE trial, a Phase II, randomized, double-blind, placebo-controlled trial of daclizumab, met its primary endpoint in relapsing MS patients being treated with interferon beta. Patients receiving daclizumab 2 mg/kg subcutaneously every 2 weeks showed a significant reduction in the number of new or enlarged gadolinium-contrast-enhancing lesions at week 24.
•	On April 13th, Biogen Idec announced that one-year data presented at the Academy of Managed Care Pharmacy’s 2007 Annual Meeting show that AVONEX is a cost-effective therapy in MS when compared to other interferon beta treatments. Using a comprehensive analysis of medical and pharmacy costs, the results of the research concluded that patients treated with AVONEX, the most prescribed MS therapy worldwide, have the lowest total one-year cost to a health plan when compared to other interferon beta treatments.

Page 5      Biogen Idec Reports First Quarter 2007 Results
Use of Non-GAAP Financial Measures
Our “non-GAAP net income” and “non-GAAP diluted EPS” financial measures are defined as reported, or GAAP, net income and diluted EPS excluding, for the reasons discussed below, (1) purchase accounting and merger-related adjustments, (2) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors’ understanding of the Company’s financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income and diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income and diluted EPS.
(1)	Purchase accounting and merger-related adjustments — Non-GAAP net income and diluted EPS exclude certain purchase accounting impacts such as those related to the merger with Biogen, Inc. (the “Merger”) and the acquisitions of Fumapharm AG, Conforma Therapeutics Corporation and Syntonix Pharmaceuticals, Inc. These include charges for IPR&D and the incremental charge to cost of goods sold from our sale of acquired inventory that was written up to fair value at the acquisition date. Additionally, these excluded impacts include the incremental charges related to the amortization of the acquired intangible assets. Excluding these charges allows management and investors an alternative view of our financial results “as if” the acquired intangible asset had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.
(2)	Stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R — Non-GAAP net income and diluted EPS exclude the impact of our stock option expense recorded in accordance with SFAS No. 123R and the cumulative effect of an accounting change relating to its initial adoption. We believe that excluding the impact of expensing stock options better reflects the recurring economic characteristics of our integrated business. We do include the P&L impact of restricted stock awards and other cash incentives in our non-GAAP results.
(3)	Other items — Non-GAAP net income and diluted EPS exclude other unusual or non-recurring items that are evaluated on an individual basis. Our evaluation of whether to exclude an item for purposes of determining our non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including, among other things (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. Items excluded for purposes of determining non-GAAP net income and diluted EPS are severance and restructuring charges and a gain on sale of long-lived assets.

Page 6      Biogen Idec Reports First Quarter 2007 Results
The Company has reconciled the GAAP net income and diluted EPS for the three-month periods ended March 31, 2007 and 2006 to the non-GAAP measures of net income and diluted EPS in Table 3 of this press release.
Conference Call and Webcast
The Company’s earnings conference call for the first quarter will be broadcast via the internet at 8:30 a.m. ET on May 2nd, 2007, and will be accessible through the investor relations section of Biogen Idec’s homepage, www.biogenidec.com. Supplemental information in the form of a slide presentation will also be accessible at the same location on the internet at the time of the earnings conference call, and will remain on the Biogen Idec website through at least May 31, 2007.
About Biogen Idec
Biogen Idec creates new standards of care in therapeutic areas with high unmet medical needs. Founded in 1978, Biogen Idec is a global leader in the discovery, development, manufacturing, and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as lymphoma, multiple sclerosis, and rheumatoid arthritis. For product labeling, press releases and additional information about the company, please visit, www.biogenidec.com.
Safe Harbor
This press release contains forward-looking statements, which appear under the heading “Financial Guidance”, “Revenue Performance”, and “Recent Highlights” above and in the comments from James Mullen, our CEO. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from that which we expect. Important factors that could cause our actual results to differ include our continued dependence on our two principal products, AVONEX and RITUXAN, the uncertainty of success in commercializing other products including the launch of TYSABRI, the occurrence of adverse safety events with our products, the failure to execute our growth strategy successfully or to compete effectively in our markets, our dependence on collaborations over which we may not always have full control, possible adverse impact of government regulation and changes in the availability of reimbursement for our products, problems with our manufacturing processes and our reliance on third parties, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, the risks of doing business internationally and the other risks and uncertainties that are described in our most recent Form 10-K filing with the SEC. These forward-looking statements speak only as of the date of this press release, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

TABLE 1
Biogen Idec Inc.
March 31, 2007
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
REVENUES

Product	$484,388	$406,519

Unconsolidated joint business	207,164	183,380

Royalties	22,987	20,561

Corporate partner	1,371	715

Total revenues	715,910	611,175

COST AND EXPENSES

Cost of sales	81,950	67,494

Research and development	191,449	145,892

Selling, general and administrative	188,061	154,391

Amortization of acquired intangible assets	59,920	70,707

Collaboration profit (loss) sharing	(5,567)	—

Acquired in-process research and development	18,405	—

Gain on sale of long lived assets	—	(298)

Total cost and expenses	534,218	438,186

Income from operations	181,692	172,989

Other income, net	21,702	18,665

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	203,394	191,654

Income taxes	71,893	72,464

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	131,501	119,190

Cumulative effect of accounting change, net of income tax	—	3,779

NET INCOME	$131,501	$122,969

BASIC EARNINGS PER SHARE
Income before cumulative effect of accounting change	$0.39	$0.35
Cumulative effect of accounting change, net of income tax	—	0.01

BASIC EARNINGS PER SHARE	$0.39	$0.36

DILUTED EARNINGS PER SHARE
Income before cumulative effect of accounting change	$0.38	$0.35
Cumulative effect of accounting change, net of income tax	—	0.01

DILUTED EARNINGS PER SHARE	$0.38	$0.36

SHARES USED IN CALCULATING:
BASIC EARNINGS PER SHARE	340,310	339,653

DILUTED EARNINGS PER SHARE	344,058	345,815

Numbers may not foot due to rounding.

TABLE 2
Biogen Idec Inc.
March 31, 2007
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2007	2006
ASSETS

Cash, cash equivalents and marketable securities	$1,127,579	$902,691

Accounts receivable, net	324,569	317,353

Inventory	186,220	169,102

Other current assets	302,973	323,421

Total current assets	1,941,341	1,712,567

Marketable securities	1,385,666	1,412,238

Property and equipment, net	1,291,041	1,280,385

Intangible assets, net	2,688,090	2,747,241

Goodwill	1,135,745	1,154,757

Investments and other assets	267,697	245,620

TOTAL ASSETS	$8,709,580	$8,552,808

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$500,448	$582,855

Long-term deferred tax liability	614,586	643,645

Other long-term liabilities	247,380	176,530

Shareholders’ equity	7,347,166	7,149,778

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,709,580	$8,552,808

Numbers may not foot due to rounding.

TABLE 3
Biogen Idec Inc.
March 31, 2007
Condensed Consolidated Statements of Income — Non-GAAP
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
EARNINGS PER SHARE

GAAP earnings per share — Diluted	$0.38	$0.36
Adjustment to net income (as detailed below)	0.21	0.19

Non-GAAP earnings per share — Diluted	$0.59	$0.55

An itemized reconciliation between net income on a GAAP basis and net income on a non-GAAP basis is as follows:

GAAP net income	$131.5	$123.0
Adjustments:
COGS: Fair value step up of inventory acquired from former Biogen, Inc.	—	4.0
R&D: Stock option expense	3.0	4.8
SG&A: Severance and restructuring	0.1	0.7
SG&A: Stock option expense	6.1	8.3
Amortization of acquired intangible assets related to the merger with former Biogen, Inc., and the acquisitions of Conforma Therapeutics Corporation, Fumapharm AG and Syntonix Pharmaceuticals Inc.	59.9	70.7
In-process research and development related to the acquisition of Syntonix Pharmaceuticals Inc.	18.4	—
Gain on sale of long lived assets	—	(0.3)
Income taxes: Income tax effect of reconciling items	(16.6)	(18.4)
Cumulative effect of accounting change from adoption of FAS123R, net of income tax	—	(3.8)

Non-GAAP net income	$202.4	$188.9

Numbers may not foot due to rounding.

TABLE 4
Biogen Idec Inc.
March 31, 2007
Product Revenues
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
PRODUCT REVENUES

Avonex®	$448,809	$393,427

Amevive®	216	8,278

Tysabri®	29,760	(196)

Zevalin®	5,603	5,010

Total product revenues	$484,388	$406,519

Numbers may not foot due to rounding.